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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8-K



                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 23, 1999
                                                 ------------------


                             BANCFIRST CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)



  OKLAHOMA                        0-14384                  73-1221379
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(State or other                 (Commission              (I.R.S. Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)


       101 North Broadway, Suite 200, Oklahoma City, Oklahoma  73102
       ------------------------------------------------------  -----
          (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code  (405)270-1086
                                                    -------------
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Item 4.  Changes in Registrant's Certifying Accountant.

(a)      (i)    As of September 23, 1999, the Board of Directors of BancFirst
Corporation (the "Company") dismissed PricewaterhouseCoopers LLP as the Company's independent accountants, and appointed Arthur Andersen LLP as the Company's independent accountants.

         (ii) The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements as of and for the years ended December 31, 1998 and 1997 did not contain any adverse opinion or disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change independent accountants was recommended by the Company's Audit Committee, and approved by the Board of Directors at the Board's meeting on September 23, 1999.

          (iv) During the two most recent fiscal years and through the date of this report, the Company has not had any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused PricewaterhouseCoopers LLP to make reference thereto in their report on the consolidated financial statements of the Company for such periods.

          (v) During the Company's two most recent fiscal years and through the date of this report, the Company has not had any reportable events as defined in Item 304 (a) (l) (v) of Regulation S-K.

          (vi) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 23, 1999 is filed as exhibit 16 to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.


  Exhibit
   Number         Exhibit
   ------         -------

     16           Letter re change in certifying accountant.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date September 23, 1998          /s/ RANDY P. FORAKER
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                                 Randy P. Foraker
                                 Sr. Vice President and Controller;
                                 Assistant Secretary; Treasurer
                                 (Principal Accounting Officer)